TO BE EFFECTIVE APRIL 9, 2001

                     AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                     STRONG INTERNATIONAL EQUITY FUNDS, INC.

         The undersigned Vice President and Assistant Secretary of Strong International Equity Funds, Inc. (the "Corporation"), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to redesignate the Corporation's shares of Common Stock of the Strong International Stock Fund, Strong Foreign MajorMarketsSM
Fund,  and  Strong   Overseas  Fund  as  the  Investor   series  of  the  Strong
International Stock Fund, Strong Foreign MajorMarketsSM Fund, and Strong Overseas Fund, respectively, and to remove the name and address of the initial registered agent and office, as indicated below.

         "Paragraph A of Article IV is amended by deleting Paragraph A and inserting the following as a new paragraph:

         `A. The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.00001 per share. Subject to the following paragraph the authorized shares are classified as follows:

CLASS                                                SERIES                     AUTHORIZED NUMBER OF SHARES

Strong Foreign MajorMarketsSM Fund                   Investor                   Indefinite
Strong International Stock Fund                      Investor                   Indefinite
Strong Overseas Fund                                 Investor                   Indefinite'

         Article VIII of the Articles is deleted in its entirety."

         This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on April 5, 2001 in accordance with Sections
180.1002 and 180.0602(2) of the Wisconsin Statutes. Shareholder approval was not required.

         Executed in duplicate on this 6th day of April, 2001.

                                        STRONG INTERNATIONAL EQUITY FUNDS, INC.


                                        By:  /S/ CATHLEEN A. EBACHER
                                          --------------------------------------
                                         Cathleen A. Ebacher, Vice President and
                                         Assistant Secretary

This instrument was drafted by:

Kerry A. Jung
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051